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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                NAME                                                JURISDICTION
                                ----                                                ------------
SOLA Argentina S.A.                                                        Argentina
SOLA Optical Partners, A Limited Partnership                               Australia (Victoria)
      SOLA Optical Holdings (Pty.) Ltd.                                    Australia (Victoria)
            Sola Technologies Pty. Ltd.                                    Australia (South Australia)
            SOLA Corporation Limited                                       Australia (South Australia)
                  SOLA International Holdings Ltd.                         Australia (South Australia)
American Optical Benelux N.V.                                              Belgium
      Sola Belgium N.V.                                                    Belgium
SOLA Brasil Industria Optica Ltda                                          Brazil
      American Optical Brasil Ltda.                                        Brazil
      SOLA Industria e Comerico Ltda                                       Brazil
      Sociedade Amazonense de Oculos Ltda                                  Brazil
American Optical Lens Company Limited                                      Canada
      1132782 Ontario, Inc.                                                Canada
SOLA Optical CZ S.R.O.                                                     Czech Republic
Alice Thomson Trading Co.                                                  Denmark
SOLA Optical (U.K.) Limited                                                England
      UKO International Limited                                            England
            American Optical UK Ltd.                                       England
            Raphael Taylor Group Limited                                   England
                        United Kingdom Optical Company Limited             England
                        The Hadley Company Limited                         England
                        Levers Optical (Manufacturing) Limited             England
                        J&H Taylor Group Limited                           England
                        Raphael's Limited                                  England
            UKO International (Overseas Holding) Ltd.                      England
                        M. Wiseman and Company (South Africa) Limited      England
                        M. Wiseman and Company (Zimbabwe) Limited          England
            AO European Services Limited                                   England
            Alpha Lens Company Limited                                     England
            British American Optical Company Limited                       England
            Chadwick Taylor Limited                                        England
            U.K. Wiseman Limited                                           England
            M. Wiseman and Company Limited                                 England
            Sola International Logistic Services Limited                   England
SOLA Optical Holdings S.A.R.L.                                             France
      Industrie Optique SOLA S.A.                                          France
            SOLA Optical S.A.                                              France
            AO Ouest Optique S.A.                                          France
SOLA Optical Holdings GmbH                                                 Germany
      SOLA Optical GmbH                                                    Germany
      American Optical GmbH                                                Germany
SOLA Hong Kong Ltd.                                                        Hong Kong
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                 NAME                                   JURISDICTION
                 ----                                   ------------
SOLA Optical Lens Marketing Pvt. Ltd.            India
SOLA Holdings Ireland Limited                    Ireland
      SOLA IFSC                                  Ireland
      SOLA ADC Lenses Limited                    Ireland
            SOLA RDC Limited                     Ireland
            SOLA Ophthalmic Products Ltd.        Ireland
SOLA Optical Italia S.p.A.                       Italy
American Optical Italia S.R.L.                   Italy
SOLA Optical Japan Limited                       Japan
      Solnox Optical Ltd.                        Japan (50%)
Sola Ophthalmic Lens Distribution SDN BHD        Malaysia
Lentes SOLA S.A. de C.V.                         Mexico
      American Optical de Mexico S.A. de C.V.    Mexico
American Optical Lensmex S.R.L. de C.V.          Mexico
Imgo Industries B.V.                             Netherlands
Sola Technologies Limited                        New Zealand
SOLA Optical (Poland) S.P.Z.O.O.                 Poland
IOLA Industria Optical S.A.                      Portugal (89%)
SOLA Optical Singapore Pte. Ltd.                 Singapore
      American Optical Co. Pte. Ltd.             Singapore
American Optical Company International A.G.      Switzerland
SOLA Optical Taiwan Ltd.                         Republic of China
SOLA Optical Holdings I Ltd.                     U.S.A. (Delaware)
SOLA Optical Holdings II Ltd.                    U.S.A. (Delaware)
SOLA Optical Holdings III Ltd.                   U.S.A. (Delaware)
SOLA Optical Holdings IV Ltd.                    U.S.A. (Delaware)
SOLA Optical Holdings V Ltd.                     U.S.A. (Delaware)
SOLA Optical Holdings VI Ltd.                    U.S.A. (Delaware)
SOLA Optical Holdings Aus. Ltd.                  U.S.A. (Delaware)
SOLA Optical Holdings Fr. Ltd.                   U.S.A. (Delaware)
SOLA Optical Holdings Mex. LLC                   U.S.A. (Delaware)
American Optical Lens Company                    U.S.A. (Delaware)
SOLA Custom Coatings Inc.                        U.S.A. (Delaware)
      U.S. Coatings of Oregon, LLC               U.S.A. (Oregon)
Siouxland Ophthalmic Labs, Inc.                  U.S.A. (Iowa)
      Kansas City Ophthalmics, LLC               U.S.A. (Missouri)
SOLA de Venezuela Industria Optica C.A.          Venezuela
SOLA Optical China Limited                       British Virgin Islands (76%)
      SOLA G.J. Lens Manufacturing Ltd.          People's Republic of China
      SOLA Shanghai Ltd.                         People's Republic of China (50%)
      SOLA Optical Guangzhou Ltd.                People's Republic of China
SOLA Optical Espana Lentes Oftalmicas SL         Spain
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